      As filed with the Securities and Exchange Commission on July 10, 2000

                                                      Registration No. 333-35828
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             --------------------

                                 POST-EFFECTIVE

                               AMENDMENT NO. 2 TO

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              --------------------

                           AXYS PHARMACEUTICALS, INC.
             (Exact name of registrant as specified in its charter)

              Delaware                                  22-2969941
   (State or other jurisdiction of          (I.R.S. Employer Identification No.)
   incorporation or organization)

                              --------------------

                                 180 KIMBALL WAY
                          SOUTH SAN FRANCISCO, CA 94080
                                 (650) 829-1000
               (Address, including zip code, and telephone number,
                 including area code, of registrant's principal
                               executive offices)

                              --------------------

                             WILLIAM J. NEWELL, ESQ.
              SENIOR VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                           AXYS PHARMACEUTICALS, INC.
                                 180 KIMBALL WAY
                          SOUTH SAN FRANCISCO, CA 94080
                                 (650) 829-1000
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                              --------------------

                                   Copies to:
                             ALAN C. MENDELSON, ESQ.
                                LATHAM & WATKINS
                             135 Commonwealth Drive
                              Menlo Park, CA 94025
                                 (650) 328-4600

                              ---------------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
 AS SOON AS PRACTICABLE AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT.

                              ---------------------

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

        If delivery of the Prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE


====================================================================================================
TITLE OF EACH CLASS OF SECURITIES     PROPOSED MAXIMUM AGGREGATE       AMOUNT OF REGISTRATION FEE
        TO BE REGISTERED                  OFFERING PRICE (1)
----------------------------------------------------------------------------------------------------
Debt securities(2)(3)                       $35,000,000                $9,240.00(4)
----------------------------------------------------------------------------------------------------
Warrants(2)
====================================================================================================


(1) Estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(o) under the Securities Act of 1933.

(2) In addition to the securities that are being issued directly under this registration statement, there are being registered hereunder an indeterminate number of shares of common stock which may be issued upon conversion or exchange of the securities issued hereunder.

(3) In addition to the securities that are being issued directly under this Registration Statement, there are being registered hereunder an indeterminate number of shares of common stock which may be issued in payment of interest with respect to a particular issuance of debt securities.

(4) Previously paid.

--------------------------------------------------------------------------------

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SUCH SECTION 8(a), MAY DETERMINE.
================================================================================

                   SUBJECT TO COMPLETION, DATED JULY 10, 2000

        The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                                   PROSPECTUS

                           AXYS PHARMACEUTICALS, INC.


                                   $35,000,000

                                 DEBT SECURITIES
                        WARRANTS TO PURCHASE COMMON STOCK



               This prospectus will allow us to issue our debt securities and warrants to purchase our common stock over time. This means:

               - we may issue the debt securities and warrants offered in this prospectus from time to time;

               - we will provide a prospectus supplement each time we issue our debt securities and warrants;

               - the prospectus supplement will inform you about the specific terms of that offering and also may add, update or change information contained in this document; and

               - you should read this document and any prospectus supplement carefully before you invest.

               Axys' common stock is traded on the Nasdaq National Market under the symbol "AXPH". On July 7, 2000, the last reported sale price for our common stock on the Nasdaq National Market was $7.6875 per share.

          INVESTING IN OUR SECURITIES INVOLVES A HIGH DEGREE OF RISK.
                    SEE "RISK FACTORS" BEGINNING ON PAGE 4.

                              --------------------

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR DETERMINED IF THIS
   PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A
                                CRIMINAL OFFENSE.

                  The date of this prospectus is July __, 2000

                                TABLE OF CONTENTS


                                                                                            PAGE
ABOUT AXYS....................................................................................4
THE OFFERING..................................................................................4
RISK FACTORS..................................................................................5
FORWARD-LOOKING STATEMENTS....................................................................12
WHERE YOU CAN FIND MORE INFORMATION ABOUT AXYS AND THIS OFFERING..............................12
RATIO OF EARNINGS TO FIXED CHARGES............................................................13
DESCRIPTION OF DEBT SECURITIES................................................................13
DESCRIPTION OF WARRANTS.......................................................................19
DESCRIPTION OF COMMON STOCK...................................................................19
USE OF PROCEEDS...............................................................................20
PLAN OF DISTRIBUTION..........................................................................20
LEGAL MATTERS.................................................................................21
EXPERTS.......................................................................................21


YOU SHOULD RELY ONLY ON THE INFORMATION OR REPRESENTATIONS PROVIDED OR INCORPORATED BY REFERENCE INTO THIS PROSPECTUS OR ANY RELATED PROSPECTUS SUPPLEMENT. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH ANY DIFFERENT INFORMATION OR TO MAKE ANY DIFFERENT REPRESENTATIONS IN CONNECTION WITH ANY OFFERING MADE BY THIS PROSPECTUS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR SOLICITATION OF AN OFFER TO BUY, IN ANY STATE WHERE THE OFFER OR SALE IS PROHIBITED. NEITHER THE DELIVERY OF THIS PROSPECTUS, NOR ANY SALE MADE UNDER THIS PROSPECTUS SHALL, UNDER ANY CIRCUMSTANCES, IMPLY THAT THE INFORMATION IN THIS PROSPECTUS IS CORRECT AS OF ANY DATE AFTER THE DATE OF THIS PROSPECTUS.

                                   ABOUT AXYS

        Axys is a leader in the integration of life science technologies with a focus on small molecule drug discovery. We seek to build shareholder value through

         - the discovery and development of our own drugs for the treatment of cancer;

         - a broad and diversified pipeline of drug discovery and development programs for chronic diseases partnered with world-class pharmaceutical companies; and

         - the spin-out of affiliated businesses in combinatorial chemistry, pharmacogenomics and agricultural biotechnology that utilize the company's technologies. Our affiliated businesses are intended to provide capital for Axys' drug discovery and development programs. Our subsidiary PPGX, INC. manages our pharmacogenomics business. Our affiliate AKKADIX CORPORATION runs an agricultural biotechnology business. In April 2000 we completed the previously announced spin-out of our subsidiary AXYS ADVANCED TECHNOLOGIES, INC. which conducted our combinatorial chemistry business. We merged Axys Advanced Technologies, Inc. with a subsidiary of Discovery Partners International, Inc. As a result of the merger, we received shares in Discovery Partners International, Inc. in exchange for our shares of Axys Advanced Technologies, Inc. and became a minority shareholder of Discovery Partners International, Inc.

        In recent years, the advent of new drug discovery technologies, including functional genomics, bioinformatics, computational sciences, structure-based drug design, combinatorial chemistry, high throughput screening and pharmacogenomics, has offered great potential for streamlining the lengthy and expensive process of drug discovery. Axys has assembled a premier platform for drug discovery by combining and integrating these new technologies with the traditional pharmaceutical sciences, including medicinal chemistry and pharmacology. We are using these integrated technologies to identify more quickly and efficiently both novel molecular targets associated with disease and small molecule compounds, which are important for oral delivery, that can be used as drugs against these targets.

        We are a Delaware corporation. Our executive offices are located at 180 Kimball Way, South San Francisco, CA 94080 and our telephone number is (650) 829-1000. Our World Wide Web address is http://www.axyspharm.com. Information contained on our World Wide Web site should not be considered to be part of this prospectus. In this prospectus, "Axys", "we", "us", and "our" refer to Axys Pharmaceuticals, Inc. unless the context requires otherwise.


                                  THE OFFERING


Debt securities and warrants
to purchase common stock ......................    $35,000,000 in aggregate
                                                   amount

Common Stock outstanding.......................    35,281,749 shares

Use of proceeds................................    For operating costs, capital
                                                   expenditures and working
                                                   capital needs and other
                                                   general corporate purposes

Nasdaq National Market symbol.................     AXPH



The number of shares of common stock outstanding is based on the number of shares outstanding as of June 27, 2000, and excludes:



            - 3,447,326 shares subject to options outstanding as of June 27, 2000, at a weighted average exercise price of $5.4469 per share;

            - 606,044 additional shares that we could issue under our stock option plans;


            - 488,094 additional shares that we could issue under our employee stock purchase plan;

            - 557,127 shares subject to warrants outstanding as of June 27, 2000, at a weighted average exercise price of $12.04; and


            - shares which may be issued pursuant to the Company's shelf registration filed on April 28, 2000 with respect to the issuance of up to $50,000,000 aggregate amount of the Company's common stock.


This prospectus provides you with a general description of the securities we may offer. Each time we offer securities, we will provide you with a prospectus supplement that will describe the specific amounts, prices and terms of the securities we offer. The prospectus supplement also may add, update or change information contained in this prospectus.

We may sell securities to or through underwriters, dealers or agents or directly to purchasers. We and our agents reserve the sole right to accept and to reject in whole or in part any proposed purchase of securities. The prospectus supplement, which we will provide to you each time we offer securities, will set forth the names of any underwriters, dealers or agents involved in the sale of securities, and any applicable fee, commission or discount arrangements with them. See "Plan of Distribution."


                                  RISK FACTORS

    AN INVESTMENT IN OUR SECURITIES OFFERED PURSUANT TO THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. THE SECURITIES OFFERED PURSUANT TO THIS PROSPECTUS SHOULD NOT BE PURCHASED IF YOU CANNOT AFFORD THE LOSS OF YOUR ENTIRE INVESTMENT. PURCHASERS SHOULD CAREFULLY CONSIDER THE FOLLOWING RISK FACTORS IN CONJUNCTION WITH THE OTHER INFORMATION INCLUDED AND INCORPORATED BY REFERENCE IN THIS PROSPECTUS BEFORE PURCHASING OR OTHERWISE ACQUIRING OUR SECURITIES OFFERED PURSUANT TO THIS PROSPECTUS.

IF WE FAIL TO DISCOVER OR DEVELOP OR ARE DELAYED IN THE DEVELOPMENT OF PHARMACEUTICALS, OUR BUSINESS AND RESULTS OF OPERATIONS WILL BE ADVERSELY AFFECTED.

    All of our potential pharmaceutical products are in various stages of research and development and will require significant additional research and development efforts before we can sell them. These efforts include extensive preclinical and clinical testing and lengthy regulatory review and approval by the FDA. The development of our new pharmaceutical products is highly uncertain and subject to a number of significant risks. We do not expect any of our pharmaceuticals to be commercially available for a number of years. Pharmaceuticals that appear to be promising at early stages of development may not reach the market for a number of reasons, including the following:

- We or our collaborators may not successfully complete any research and development efforts;
- Any pharmaceuticals we develop may be found to be ineffective or to cause harmful side effects during preclinical testing or clinical trials;
- We may fail to obtain required regulatory approvals for any products we develop; - We may be unable to manufacture enough of any potential products at an acceptable cost and with appropriate quality;
-  Our products may not be competitive with other existing or future products;
   and
- Proprietary rights of third parties may prevent us from commercializing our products.

IF WE FAIL TO OBTAIN ADDITIONAL FINANCING TO FUND OUR OPERATIONS, WE WILL BE UNABLE TO COMPLETE OUR PRODUCT DEVELOPMENT EFFORTS.

    The development of our potential drugs will require substantially more money than we currently have. That means we will have to obtain commitments for substantial funds in order to conduct the costly and time-consuming research and preclinical and clinical testing activities necessary to develop our drugs. We cannot be certain that any financing will be available when needed. If we fail to secure additional financing, as we need it, we will have to delay or terminate our drug development programs.

    We plan to be able to meet some of our needs for money through the sale of our interests in our affiliated businesses and we are actively pursuing several alternatives. However, those businesses are still in relatively early stages of development. We cannot be certain that these businesses will prove to be financially successful or that we will be able to sell our interest in these businesses for a substantial amount of money or at all.

    Even if we are successful in obtaining financing from sale of our interests in these affiliated businesses, we believe we will still need to pursue other financing opportunities to fund our research and development. Our future financing needs will depend on many factors, including the following:

- scientific progress in the research and development of drug development programs;
-  the size and complexity of these programs;
-  the timing, range and results of preclinical studies and clinical trials;
-  our ability to establish new and maintain existing collaborations;
-  our ability to achieve any milestones under such collaborations; and
- the time and costs involved in getting regulatory approvals or in filing, enforcing or prosecuting patents.

    In February, 2000, we entered into definitive purchase agreements for the sale of an aggregate 3.5 million newly issued shares of Axys Pharmaceuticals, Inc. common stock to selected institutional and other accredited investors for $31.5 million in gross proceeds. We intend to use net proceeds from this private placement for working capital and other general corporate purposes.

    We expect that existing cash and investments, revenues from existing collaborations, and the net proceeds from our March 2000 private placement, together with the anticipated net proceeds of this offering and other debt financing which we believe is available to us, will enable us to maintain current and planned operations for 18-24 months. We continue to actively pursue a variety of financing alternatives.

    The drug development process is expensive and we are at an early stage of development. Therefore, we expect that we will need to continue to raise money for a number of years until we achieve substantial product or royalty revenues, if ever. We expect that we will seek additional funding through new collaborations, the extension of existing collaborations, through sale of our interests in our affiliated businesses, or through public or private equity or debt financings. We cannot be certain that additional funding will be available or that the terms will be acceptable. Existing stockholders will experience dilution of their investment if we raise additional funds by issuing equity. If adequate funds are not available, we may delay, reduce or eliminate any of our research or development programs. Furthermore, we may obtain funds through arrangements with collaborative partners or others that require us to give up rights to technologies or products that we would otherwise seek to develop or commercialize ourselves.

IF WE CONTINUE TO INCUR OPERATING LOSSES FOR LONGER THAN EXPECTED, WE MAY BE UNABLE TO CONTINUE OPERATIONS AND OUR STOCK PRICE MAY DECLINE.

    We may never achieve or sustain profitability. We have experienced significant operating losses since the company started. We have not generated any pharmaceutical product sales revenue. For the year ended December 31, 1999 and the three month period ended March 31, 2000, we generated a net loss of approximately $48 million and $8.5 million, respectively. As of December 31, 1999 and March 31, 2000, we had an accumulated deficit of approximately $277 million and 286 million, respectively. We expect that we will continue to incur significant operating losses over at least the next several years as our research and development efforts and preclinical and clinical testing activities continue. Our future profitability depends on our ability to complete product development and obtain regulatory approval for our drug candidates. If we fail to become profitable or are unable to sustain profitability on a quarterly or annual basis, we may be unable to continue operations and our stock price may decline.

IF WE FAIL TO MAINTAIN OUR EXISTING COLLABORATIVE RELATIONSHIPS AND ENTER INTO NEW COLLABORATIVE RELATIONSHIPS, DEVELOPMENT OF OUR PRODUCTS COULD BE DELAYED OR WE MAY NEED TO OBTAIN OTHER SOURCES OF REVENUE.

    Our strategy for the development, clinical testing, manufacturing and commercialization of most of our pharmaceuticals has included entering into collaborations with corporate partners. We rely to a large extent on the activities of our collaborators with respect to the development and commercialization of our pharmaceuticals. All of our collaboration agreements may be canceled under certain circumstances. In addition, the amount and timing of resources to be devoted to research, development, eventual clinical trials and commercialization activities by our collaborators are not within our control. We cannot guarantee that our partners will perform their obligations as expected. If any of our collaborators terminate or elect to cancel their agreements or otherwise fail to conduct their collaborative activities in a timely manner, the development or commercialization of pharmaceuticals may be delayed. For example, virtually all of our genomics collaborations have been cancelled or terminated over time. If in some cases we assume responsibilities for continuing unpartnered programs after cancellation of a collaboration, we may be required to devote additional resources to product development and commercialization or we may cancel certain development programs.

    A large portion of our revenues to date have resulted from these collaborations. The research funding phase of most of our collaborations will come to an end in the next few years unless continued or extended by agreement with our collaborators. If our collaborations are not extended or we do not enter into additional collaborative relationships, we will have to seek other sources of revenue, including additional financing and/or sell interests in our affiliated businesses. We cannot be certain that we will receive any additional revenue from these arrangements beyond the minimum contractual commitments of our partners.

    We have active pharmaceutical product research and development collaborations with several different partners, including Bayer, Merck, Aventis (formerly Rhone-Poulenc Rorer), and Signal Pharmaceuticals.

IF WE FAIL TO SATISFY FDA SAFETY AND EFFICACY REQUIREMENTS IN OUR CLINICAL TRIALS FOR ANY PHARMACEUTICAL, WE WILL BE UNABLE TO COMPLETE THE DEVELOPMENT AND COMMERCIALIZATION OF THAT PHARMACEUTICAL PRODUCT.

    Either we or our collaborators must show through preclinical studies and clinical trials that each of our pharmaceuticals is safe and effective in humans for each indication before obtaining regulatory clearance from the FDA for the commercial sale of that pharmaceutical. If we fail to adequately show the safety and effectiveness of a pharmaceutical, regulatory approval could be delayed or denied. The results from preclinical studies and early clinical trials are often different than the results that are obtained in large-scale testing. We cannot be certain that we will show sufficient safety and effectiveness in our clinical trials that would allow us to obtain the needed regulatory approval. A number of companies in the pharmaceutical industry, including biotechnology companies, have suffered significant setbacks in advanced clinical trials, even after promising results in earlier trials.

    Any drug is likely to produce some level of toxicity or undesirable side effects in animals and in humans when administered at sufficiently high doses and/or for a long period of time. Unacceptable toxicities or side effects may occur in the course of toxicity studies or clinical trials. If we observe unacceptable toxicities or side effects, we, our collaborators or regulatory authorities may interrupt, limit, delay or halt the development of the drug. In addition, these unacceptable toxicities or side effects could prevent approval by the FDA or foreign regulatory authorities for any or all indications.

    We currently have one compound, APC 2059, in clinical trials for inflammatory bowel disease. We are performing clinical trials to determine the safety and effectiveness of APC 2059 for the treatment of inflammatory bowel disease. As these clinical trials are intended to establish proof-of-principle in humans, we cannot be certain that we will be able to complete the clinical trials successfully. Finally, we cannot be certain that any other drug candidates which may enter clinical trials will successfully complete those trials or that we or our collaborators will be able to show the safety and effectiveness of these drug candidates.

    In addition, one of our collaboration partners Bayer AG, decided to discontinue development of the compound known as BAY 44-3428 for asthma based on its view that the toxicological properties of the compound precluded advancement into clinical development. Bayer AG had previously selected BAY 44-3428 for development as an oral treatment for asthma based on the demonstrated in vivo efficacy of the compound in primate studies. Based on toxicological studies of a tryptase inhibitor compound from a chemical class that is different from BAY 44-3428, we believe that the toxicological properties of BAY 44-3428 are not related to tryptase inhibition. We cannot make any assurance that Bayer AG will select any other compound for further development in lieu of BAY 44-3428 or that Bayer AG will continue as one of our collaboration partners on the development of any other drugs.

IF WE FAIL TO OBTAIN REGULATORY APPROVALS TO COMMERCIALLY MANUFACTURE OR SELL ANY OF OUR PHARMACEUTICALS, OR IF APPROVAL IS DELAYED, WE WILL BE UNABLE TO GENERATE REVENUE FROM THE SALE OF OUR PRODUCTS.

    We must obtain regulatory approval before marketing or selling our future drug products. In the United States, we must obtain FDA approval for each drug that we intend to commercialize. The FDA approval process is lengthy and expensive, and approval is never certain. Products distributed abroad are also subject to foreign government regulation. The process of obtaining FDA and other required regulatory approvals can vary a great deal based upon the type, complexity and novelty of the products involved. Delays or rejections may be encountered based upon additional government regulation from future legislation or administrative action or changes in FDA policy during the period of clinical trials and FDA regulatory review. Similar delays also may be encountered in foreign countries.

    None of our drug candidates has received regulatory approval. If we fail to obtain this approval, we will be unable to commercially manufacture and sell our drug products. We have several drugs in various stages of preclinical and clinical development. These products are not expected to be available for several more years. Because of the risks and uncertainties involved in development of drug products, our drug candidates could take significantly longer to gain approval than we expect or may never gain approval. If regulatory approval is delayed, our management's credibility, the value of our company and our operating results could be adversely affected. Even if regulatory approval of a product is granted, we cannot be certain that we will be able to obtain the labeling claims necessary or desirable for the successful promotion of those products.

    Even if we obtain regulatory approval, we may be required to continue clinical studies even after we have started selling a pharmaceutical. In addition, identification of certain side effects after a drug is on the market or the occurrence of manufacturing problems could cause subsequent withdrawal of approval, reformulation of the drug, additional preclinical testing or clinical trials and changes in labeling of the product. This could delay or prevent us from generating revenues from the sale of that drug or cause our revenues to decline.

    If regulatory approval is obtained, we will also be subject to ongoing existing and future FDA regulations and guidelines and continued regulatory review. In particular, we or any third party that we use to manufacturer the drug or our collaborators will be required to adhere to regulations setting forth current good manufacturing practices. The regulations require that we manufacture our products and maintain our records in a particular way with respect to manufacturing, testing and quality control activities. Furthermore, we or our third party manufacturers or our collaborators must pass a pre-approval inspection of our manufacturing facilities by the FDA before obtaining marketing approval.

    Failure to comply with the FDA or other relevant regulatory requirements may subject us to administrative or legally imposed restrictions. These include: warning letters, civil penalties, injunctions, product seizure or detention, product recalls, total or partial suspension of production and FDA refusal to approve pending New Drug Applications, called NDAs, or supplements to approved NDAs.

IF WE ARE UNABLE TO EFFECTIVELY PROTECT OUR INTELLECTUAL PROPERTY, WE MAY NOT BE ABLE TO COMPETE EFFECTIVELY.

    Our success depends in large part on our ability to obtain patents, maintain trade secrets and operate without infringing the rights of others, both in the United States and in other countries.

    Patents may not issue from any of our pending or future applications. Patent applications in the United States are maintained in secrecy until the patent issues. As a result, we cannot be certain that others have not filed patent applications for technology covered by our pending patent applications or that we were the first to invent the technology. In addition, an issued patent may be challenged, invalidated or maneuvered around or it may otherwise not be sufficient to protect our technology. The patent positions of biotechnology and pharmaceutical companies can be highly uncertain and involve complex legal and factual questions. As a result, it is difficult to predict the broadness of claims allowed in biotechnology and pharmaceutical patents or their enforceability.

    Our commercial success also depends, in part, on not infringing patents issued to others and not breaching the technology licenses upon which any of our potential products are based. Competitors may have filed applications for, or may have received patents and may obtain additional patents and rights relating to, genes, products or processes that block or compete with ours. A number of third parties have filed patent applications or received patents in the areas of our programs. Some of these applications or patents may limit or hinder our patent applications, or conflict in certain ways with claims made under our issued patents. Furthermore, in the past we have been, and we may from time to time in the future be, notified of claims that we are infringing patents or other intellectual property rights owned by third parties.

    We may have to participate in interference proceedings declared by the U.S. Patent and Trademark Office. These proceedings determine the priority of invention and the right to a patent for the technology in the U.S. In addition, lawsuits may be necessary to enforce any patents issued to us or to determine the scope and validity of the rights of third parties. Lawsuits and interference proceedings, even if they are successful, are expensive to pursue, and we could use a substantial amount of our limited financial resources in either case. An adverse outcome could subject us to significant liabilities to third parties and require us to license disputed rights from third parties or to cease using such technology.

    It is also unclear whether our trade secrets will provide useful protection. We protect our own technology and processes, in part, by confidentiality agreements with our employees, consultants and certain contractors. However, these agreements may be disregarded or breached, and we may not have adequate remedies for any breach. In addition, it is possible that our trade secrets will otherwise become known or be independently discovered by competitors.

    Disputes may arise in the future with regards to the ownership of rights to any technology developed with collaborators. These and other possible disagreements with collaborators could lead to delays in the achievement of milestones or receipt of royalty payments or in research, development and commercialization of our pharmaceuticals. In addition, these disputes could require or result in lawsuits or arbitration. Lawsuits and arbitration are time-consuming and expensive. Even if we win, the cost of these proceedings could adversely affect our business, financial condition and results of operations. Furthermore, these proceedings could adversely affect our stock price or our business reputation and may make the process of entering into additional collaborative relationships more difficult.

BECAUSE WE DO NOT HAVE MANUFACTURING FACILITIES FOR OUR PROPOSED DRUG PRODUCTS OR COMMERCIAL MANUFACTURING EXPERIENCE, WE COULD EXPERIENCE MANUFACTURING DELAYS OR PROBLEMS THAT HURT OUR PRODUCT SALES.

    We have no manufacturing facilities for our proposed drug products, and our potential products have never been commercially manufactured. We must currently rely on our collaborators, such as Bayer, Merck, and Aventis, to manufacture products created by our collaborations. We believe that our collaborators or contract manufacturers or we will be able to manufacture our compounds at a cost and in quantities necessary to make them commercially acceptable. However, we cannot be certain that this will be the case. If we or our collaborators or third party manufacturers are unable to manufacture or contract with others for a sufficient supply of our compounds on acceptable terms, we may have to delay any of the following:

   -  our preclinical and clinical testing schedule;
   -  our submission of products for regulatory approval; or
   -  the market introduction and subsequent sales of products.

    Any of these delays would adversely affect our financial condition and results of operations.

    In addition to us, our collaborators and contract manufacturers must adhere to current Good Manufacturing Practices regulations enforced by the FDA through its facilities inspection program. If these facilities cannot pass a pre-approval plant inspection, FDA approval of our products will not be granted or will be delayed.

    With respect to our subsidiary, Axys Advanced Technologies, we are developing new manufacturing processes to meet the expanding demand for our combinatorial chemistry libraries. We have never had to manufacture the quantities of libraries we are committed to delivering during this year. We have experienced problems in manufacturing in the past that have delayed shipments of libraries and we may experience manufacturing problems in the future as we expand our manufacturing capabilities. Problems in manufacturing could delay shipments of combinatorial chemistry compounds and this would have a material adverse effect on our financial condition and results of operations.

IF WE ARE UNABLE TO ESTABLISH MARKETING AND DISTRIBUTION CAPABILITIES OR ENTER INTO ARRANGEMENTS WITH THIRD PARTIES, OUR ABILITY TO GENERATE REVENUES WILL BE HARMED.

    We currently have no sales, marketing or distribution capability. We will rely on our collaborative relationships, such as those with Bayer, Merck and Aventis, to market some of our future drug products. In addition, we may enter into future collaborations in which we rely on our collaborator to market our drug products. Revenues received under existing and future collaborations will depend on the success of our collaborator in marketing our drugs. We cannot be certain that collaborators will devote sufficient resources to the marketing and sale of our drugs or that the efforts of our collaborators will be successful.

    We may also decide to market certain of our future pharmaceuticals by ourselves. To market any pharmaceuticals ourselves, we must develop a marketing and sales force with technical expertise and the necessary supporting distribution capability. If we are unable to develop a marketing and sales force, we may be unable to effectively sell any of our pharmaceuticals. We do not know whether we will desire to or be able to establish our own sales and distribution capabilities or whether we will be able to enter into the necessary supporting relationships with third parties.

IF WE FAIL TO OBTAIN AN ADEQUATE LEVEL OF REIMBURSEMENT FOR OUR DRUGS, THERE MAY BE NO COMMERCIALLY VIABLE MARKET FOR OUR PRODUCTS.

    The business and financial condition of pharmaceutical and biotechnology companies will continue to be affected by the efforts of outside parties, such as government health administrators, private health insurance companies and HMOs seeking to contain or reduce the cost of health care. In some foreign markets, pricing or profitability of prescription pharmaceuticals is subject to governmental control. In the United States, there have been, and we expect that there will continue to be, a number of federal and state proposals to adopt similar governmental control. In addition, an increasing emphasis on managed care in the United States has and will continue to increase the pressure on price of prescription drugs. Third-party payors are increasingly challenging the price and cost-effectiveness of medical products and services. Significant uncertainty exists as to the reimbursement status of newly approved health care products. We cannot be certain that third parties will pay for the costs of our drugs. Even if we obtain third party reimbursement, we cannot be certain that reimbursement rates will allow us to profit from the sale of our drugs.

    In addition, the announcement of cost containment proposals or efforts could adversely affect our ability to raise capital and our stock price. In addition, if these proposals or efforts adversely affect other pharmaceutical companies that are prospective collaborators with Axys, our ability to establish or maintain strategic alliances may be adversely affected.

IF PHYSICIANS, INSURERS AND PATIENTS DO NOT ACCEPT OUR PRODUCTS, WE MAY NOT ACHIEVE SUFFICIENT REVENUE FROM SALE OF THOSE PRODUCTS.

    Even if our pharmaceuticals are approved for sale, we are not certain that physicians, health insurance companies or patients will accept them. If the medical community and patients do not accept our products, sales of these products will be adversely affected. The degree of market acceptance will depend upon a number of factors, including obtaining regulatory approvals, demonstrating proof in the medical community of the clinical effectiveness and safety of our product candidates and their potential advantages over existing treatment methods and reimbursement policies of government and third-party payors.

IF WE FAIL TO COMPETE SUCCESSFULLY, OUR REVENUES AND OPERATING RESULTS WILL BE ADVERSELY AFFECTED.

    This is a highly competitive business and many of our competitors have substantially greater resources than we have. In addition, some of these companies have considerably more experience in preclinical testing, clinical trials and other regulatory approval procedures than we have.

    Our competitors (including our collaborators) may develop, manufacture and market products that are more effective or less expensive than ours. They may also receive regulatory approval for their drugs faster than we can obtain them, or may commercialize their drugs more quickly than we can. Many of our competitors have greater financial and management resources than we do, and many of them have significantly more experience in bringing drugs to market. If our competitors successfully commercialize drugs to treat the indications that we are working on before we do, or if their products are less expensive or more effective than ours, demand for our drugs may suffer and our revenues may be reduced.

    Additionally, certain colleges and universities, governmental agencies and other research organizations are conducting research in the same areas in which we are working. These institutions are becoming increasingly aware of the commercial value of their findings and are becoming more active in seeking patent protection and licensing arrangements to collect royalties for the use of technology that they have developed. These institutions also may market competitive commercial products on their own or through joint ventures. Currently, they compete with us in recruiting highly qualified scientific personnel.

IF WE FAIL TO RECRUIT AND RETAIN PROFESSIONAL STAFF, OUR PRODUCT DEVELOPMENT PROGRAMS WILL BE DELAYED.

    We are highly dependent on the senior members of our scientific and management staff. Retaining and attracting qualified personnel, consultants and advisors is critical to our success. If we fail to recruit and retain qualified personnel, our product development efforts will be delayed. We face intense competition for qualified individuals from numerous pharmaceutical and biotechnology companies, universities and other research institutions. We are currently seeking to hire additional qualified scientific personnel to perform research and development. In addition, we expect that we will need to add management personnel and develop additional expertise by existing management personnel in order to expand product development and clinical testing. We cannot be certain that we will be able to attract and retain such individuals on acceptable terms or at all.

    In addition, our academic collaborators are not our employees. As a result, we have limited control over their activities and can expect that only limited amounts of their time will be dedicated to our activities. These academic collaborators may also have relationships with other commercial entities, some of whom may compete with Axys.

OUR STOCK MAY BE VOLATILE AND YOUR INVESTMENT COULD SUFFER A DECLINE IN VALUE.

    Stock prices and trading volumes for biotechnology companies often fluctuate widely for reasons which may be unrelated to their businesses. Our stock price could decline as a result of many factors, including:

- announcements of technological innovations or new products by Axys or other companies;
-  developments or disputes concerning patents or other rights;
- publicity regarding actual or potential medical results from products under development by Axys or other companies;
- regulatory developments in both the United States and foreign countries; - public concern regarding the safety of biopharmaceutical products;
- any shortfall in our revenues or net income from that expected by securities analysts;
- changes in analyst's estimates of our financial performance, the financial performance or our competitors or the financial performance of biotechnology companies in general;
-  sales of large blocks of our common stock; or
- conditions in the financial markets or economy in general or the biotechnology industry in particular.

    In the past, following large price declines in the public market price of a company's securities, securities litigation has often been initiated against that company. Litigation of this type could result in substantial costs and diversion of management's attention and resources. Any adverse determination in litigation could subject us to substantial liabilities.

IF PRODUCT LIABILITY CLAIMS ARE BROUGHT AGAINST US, WE MAY INCUR SUBSTANTIAL LIABILITIES.

    We may be exposed to liability claims resulting from the use of our products in clinical trials, or the manufacturing, marketing and sale of any approved products. These claims may be made directly by consumers, pharmaceutical companies or others. We maintain product liability insurance coverage for claims arising from the use of our products which are still in the developmental phase. However, this insurance coverage is becoming increasingly expensive. We and our collaborative partners may not be able to obtain and maintain commercially reasonable product liability insurance. Furthermore, even if we maintain insurance, the amount may not be enough to protect us against losses due to a lawsuit. A successful product liability claim against Axys or series of claims in excess of our insurance could adversely affect our results of operations and our need for additional financing.

ANTI-TAKEOVER PROVISIONS UNDER DELAWARE LAW AND IN OUR CHARTER DOCUMENTS AND OUR STOCKHOLDER RIGHTS PLAN COULD MAKE AN ACQUISITION OF AXYS MORE DIFFICULT.

    In 1998, we adopted a stockholder rights plan, which may have the effect of delaying or preventing an unsolicited takeover of the company. Our certificate of incorporation and bylaws state that any action taken by stockholders must be conducted at an annual or special meeting of stockholders and may not be conducted by written consent. Only the board of directors, the Chairman of the Board or the President may call special meetings of the stockholders. In addition, our board of directors has the authority to issue additional shares of preferred stock and to determine the rights of those shares without any further action by the stockholders. Those rights could be senior to those of the common stockholders. The issuance of preferred stock may make it more difficult for a third party to acquire Axys. These and other charter provisions may discourage certain types of transactions involving an actual or potential change in control of Axys. In fact, these provisions may discourage transactions in which the stockholders might otherwise receive a premium for their shares over then current prices, and may limit the stockholders' ability to approve transactions that they think are in their best interests.

    Delaware law also prohibits corporations from engaging in a business combination with any holders of 15% or more of their capital stock until the holder has held the stock for three years unless, among other things, the board approves the transaction. Also, under Delaware law, our board of directors may adopt additional anti-takeover measures in the future.

                           FORWARD-LOOKING STATEMENTS

    Some of the statements in this prospectus and the documents incorporated by reference are forward-looking statements. These statements are based on our current expectations, assumptions, estimates and projections about our business and industry and involve known and unknown risks, uncertainties and other factors that may cause our results, levels of activity, performance or achievement to be materially different from any future results, levels of activity, performance or achievements expressed or implied in or contemplated by the forward-looking statements.

    In some cases, you can identify forward-looking statements by words such as "believe", "anticipate", "expect", "intend", "plan", "will", "may", "should", "estimate", "predict", "potential", "continue", or the negative of such terms or other similar expressions. In addition, any statements that refer to expectations, projections or other characterizations of future events or circumstances are forward-looking statements.

    Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, events, levels of activity, performance, or achievements. Our actual results could differ materially from those anticipated in such forward-looking statements as a result of several factors more fully described under the caption "Risk Factors" and the documents incorporated by reference. You are cautioned not to place undue reliance on these forward-looking statements.

    The forward-looking statements made in this prospectus relate only to events as of the date on which the statements are made. We do not intend to update publicly any of the forward-looking statements for any reason, even if new information becomes available or other events occur in the future.

                       WHERE YOU CAN FIND MORE INFORMATION
                          ABOUT AXYS AND THIS OFFERING

    We have filed with the SEC a registration statement on Form S-3 to register the securities offered by this prospectus. However, this prospectus does not contain all of the information contained in the registration statement and the exhibits and schedules to the registration statement. We strongly encourage you to carefully read the registration statement and the exhibits and schedules to the registration statement.

    We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. You can request copies of these documents by contacting the SEC and paying a fee for the copying cost. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public from the SEC's website at www.sec.gov.

    The SEC allows us to "incorporate by reference" information that we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. Further, all filings we make under the Securities Exchange Act after the date of the initial registration statement and prior to effectiveness of the registration statement shall be deemed to be incorporated by reference into this prospectus. We incorporate by reference the documents listed below and any future filings we will make with the SEC under Section 13(a), 13(c), 14 or 15 (d) of the Securities Exchange Act of 1934:

      1. Our Annual Report on Form 10-K for the year ended December 31, 1999, filed with the Commission on March 7, 2000;
      2. Our quarterly report on Form 10-Q for the quarter ended March 31, 2000 filed with the commission on May 12, 2000;
      3. Our Current Reports of Form 8-K filed with the Commission on February 22, 2000 and May 15, 2000;
      4. Our Definitive Proxy Statement filed with the Commission on April 25, 2000 in connection with our 2000 Annual Meeting of Stockholders;

      5. The description of the common stock contained in our Registration Statement on Form 8-A filed under the Securities Exchange Act of 1934, as amended, including any amendment or report filed for the purpose of updating such description.

\We will provide to you at no cost a copy of any and all of the information incorporated by reference into the registration statement of which this prospectus is a part. You may make a request for copies of this information in writing or by telephone. Requests should be directed to:

                           Axys Pharmaceuticals, Inc.
                          Attention: Investor Relations
                                 180 Kimball Way
                          South San Francisco, CA 94080
                                 (650) 829-1000




                       RATIO OF EARNINGS TO FIXED CHARGES

         The following table presents our historical ratios of earnings to fixed charges for the periods indicated (in thousands):


                     Three Months Ended              Year Ended December 31,
                       March 31, 2000      1999      1998(1)       1997       1996      1995
                       --------------      ----      ------        ----       ----      ----
Ratio...........              *              *         *          *          *          *
Deficiency......            8,900         49,806   153,843     10,967      5,928     23,733

  * Earnings for the period indicated were insufficient to cover fixed charges.
(1) Deficiency includes charges resulting from acquired in-process research and development costs.

For purposes of determining the ratio of earnings to fixed charges, earnings are defined as net loss from continuing operations before adjustments for minority interests in consolidated subsidiaries and income from equity investees, plus fixed charges. Fixed charges consist of interest expense, and estimated interest within rental expense.

                         DESCRIPTION OF DEBT SECURITIES



    We may offer debt securities of our company. These securities may be secured or unsecured general obligations of our company which could be senior or junior to our other obligations. They may be secured by some or all of our assets, cash, properties or ownership interests in our subsidiaries and affiliated companies. These obligations may be convertible or exchangeable into our common stock.



GENERAL TERMS



    A prospectus supplement will describe the terms of any debt securities that we propose to issue and the prices at which we will offer them. The description of the debt securities will include:


       -      the title of the debt securities;
       - any limit on the aggregate principal amount of such debt securities;
       -      the person to whom any interest on any debt security will be paid;
       -      the date or dates on which we must pay the principal;
       - the rate or rates at which the debt securities will bear interest, the date or dates from which interest will accrue, and the dates on which we must pay interest;
       - if applicable, the conditions under which we may pay interest in shares of our common stock;
       - the place or places where we must pay the principal and any premium or interest on the debt securities;
       - the terms and conditions on which we may redeem any debt security, if at all;
       - any obligation to redeem or purchase any debt securities, and the terms and conditions on which we must do so;
       -      the denominations in which we may issue the debt securities;
       - the manner in which we will determine the amount of principal of or any premium or interest on the debt securities;
       - the currency in which we will pay the principal and any premium or interest on the debt securities;
       -      the principal amount of the debt securities that we will pay upon the declaration of acceleration (if ever) of their maturity;
       -      the amount that will be deemed to be the principal amount for any purpose, including the principal amount that will be due and payable upon any maturity or that will be deemed outstanding as of any date;
       - if applicable, the terms of any right to convert debt securities into, or exchange debt securities for, shares of our common stock, including whether such right is mandatory or permissive, how the exchange or conversion would be calculated and, if applicable, any antidilution provisions;
       -      the applicable events of default; and
       - the applicable representations, warranties and covenants of our company.

EXCHANGE AND TRANSFER

           Debt securities will be transferred or exchanged at the office of the security registrar or at the office of any transfer agent designated by us.

           We will not impose a service charge for any transfer or exchange, but we may require holders to pay any tax or other governmental charges associated with any transfer or exchange.

           In the event of any potential redemption of debt securities of any series, we will not be required to:

           o issue, register the transfer of, or exchange, any debt security of that series during the period specified in the applicable prospectus supplement, or

           o register the transfer of or exchange any debt security of that series selected for redemption, in whole or in part, except the unredeemed portion being redeemed in part.

           We have initially appointed the trustee as the security registrar. Any transfer agent, in addition to the security registrar, initially designated by us will be named in the prospectus supplement. We may designate additional transfer agents or change transfer agents or change the office of the transfer agent. However, we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

GLOBAL SECURITIES

           The debt securities of any series may be represented, in whole or in part, by one or more global securities. Each global security will:

           o be registered in the name of a depositary that we will identify in a prospectus supplement,

           o be deposited with the depositary or nominee or custodian, and

           o bear any required legends.

           No global security may be exchanged in whole or in part for debt securities registered in the name of any person other than the depositary or any nominee unless:

           o the depositary has notified us that it is unwilling or unable to continue as depositary or has ceased to be qualified to act as depositary,

           o an event of default is continuing, or

           o any other circumstances described in a prospectus supplement.

           As long as the depositary, or its nominee, is the registered owner of a global security, the depositary or nominee will be considered the sole owner and holder of the debt securities represented by the global security for all purposes under the indentures. Except in the above limited circumstances, owners of beneficial interests in a global security:

           o will not be entitled to have the debt securities registered in their names,

           o will not be entitled to physical delivery of certificated debt securities, and

           o will not be considered to be holders of those debt securities under the indenture.

           Payments on a global security will be made to the depositary or its nominee as the holder of the global security. Some jurisdictions have laws that require that certain purchasers of securities take physical delivery of such securities in definitive form. These laws may impair the ability to transfer beneficial interests in a global security.

           Institutions that have accounts with the depositary or its nominee are referred to as "participants." Ownership of beneficial interests in a global security will be limited to participants and to persons that may hold beneficial interests through participants. The depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of debt securities represented by the global security to the accounts of its participants.

           Ownership of beneficial interests in a global security will be shown on and effected through records maintained by the depositary, with respect to participants' interests, or any participant, with respect to interests of persons held by participants on their behalf.

           Payments, transfers and exchanges relating to beneficial interests in a global security will be subject to policies and procedures of the depositary. The depositary policies and procedures may change from time to time. Neither we nor the trustee will have any responsibility or liability for the depositary's or any participant's records with respect to beneficial interests in a global security.

PAYMENT AND PAYING AGENTS

           The provisions of this paragraph will apply to the debt securities unless otherwise indicated in the prospectus supplement. Payment of interest on a debt security on any interest payment date will be made to the person in whose name the debt security is registered at the close of business on the regular record date. Payment on debt securities of a particular series will be payable at the office of a paying agent or paying agents designated by us. However, at our option, we may pay interest by mailing a check to the record holder. The corporate trust office will be designated as our sole paying agent.

           We may also name any other paying agents in the prospectus supplement. We may designate additional paying agents, change paying agents or change the office of any paying agent. However, we will be required to maintain a paying agent in each place of payment for the debt securities of a particular series.

           All moneys paid by us to a paying agent for payment on any debt security which remain unclaimed for a period specified in the prospectus supplement will be repaid to us. Thereafter, the holder may look only to us for such payment.

CONSOLIDATION, MERGER AND SALE OF ASSETS

           We may not consolidate with or merge into any other person, in a transaction in which we are not the surviving corporation, or convey, transfer or lease its properties and assets substantially as an entirety to, any person, unless:

           o the successor, if any, is a U.S. corporation, limited liability company, partnership, trust or other entity,

           o the successor assumes Axys' obligations on the debt securities and under the indentures,

           o immediately after giving effect to the transaction, no default or event of default shall have occurred and be continuing, and

           o certain other conditions are met.

EVENTS OF DEFAULT

           The indenture defines an event of default with respect to any series of debt securities as one or more of the following events:

           (1) failure to pay principal of or any premium on any debt security of that series when due,

           (2) failure to pay any interest on any debt security of that series for the period specified in the prospectus supplement,

           (3) failure to deposit any sinking fund payment, if applicable, when due,

           (4) failure to perform any other covenant under the indenture that applies to any debt security of that series and we do not cure such failure within the period specified in the prospectus supplement after being given the notice of such failure required in the indenture,

           (5) our bankruptcy, insolvency or reorganization, and

           (6) any other event of default specified in the prospectus supplement.

           An event of default of one series of debt securities is not necessarily an event of default for any other series of debt securities.

           If an event of default, other than an event of default described in clause (5) above, shall occur and be continuing, either the trustee or the holders of a certain percentage of aggregate principal amount of the outstanding debt securities of that series, as specified in the prospectus supplement, may declare the principal amount of the debt securities of that series to be due and payable immediately.

           If an event of default described in clause (5) above shall occur, the principal amount of all the debt securities of that series, will automatically become immediately due and payable.

           After acceleration the holders of a majority in aggregate principal amount of the outstanding securities of that series may, under certain circumstances, rescind and annul such acceleration if all events of default, other than the non-payment of accelerated principal, or other specified amount, have been cured or waived.

           Other than the duty to act with the required care during an event of default, the trustee will not be obligated to exercise any of its rights or powers at the request of the holders unless the holders shall have offered to the trustee reasonable indemnity. Generally, the holders of a majority in aggregate principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee.

           A holder will not have any right to institute any proceeding under the indentures, or for the appointment of a receiver or a trustee, or for any other remedy under the indentures, unless:

           (1) the holder has previously given to the trustee written notice of a continuing event of default with respect to the debt securities of that series,

           (2) the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made a written request and have offered reasonable indemnity to the trustee to institute the proceeding, and

           (3) the trustee has failed to institute the proceeding and has not received direction inconsistent with the original request from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series within 60 days after the original request.

           Holders may, however, sue to enforce the payment of principal, premium or interest on any debt security on or after the due date or to enforce the right, if any, to convert any debt security without following the procedures listed in (1) through (3) above.

           We will furnish the trustee an annual statement by our officers as to whether or not we are in default in the performance of the indenture and, if so, specifying all known defaults.

MODIFICATION AND WAIVER

           Axys and the trustee may make modifications and amendments to the indentures with the consent of the holders of a majority in aggregate principal amount of the outstanding securities of each series affected by the modification or amendment.

           However, neither we nor the trustee will be allowed to make any modification or amendment without the consent of the holder of each outstanding security of that series affected by the modification or amendment if such modification or amendment would:

           o change the stated maturity of any debt security,

           o reduce the principal, premium, if any, or interest on any debt security,

           o reduce the principal of an original issue discount security or any other debt security payable on acceleration of maturity,

           o change the place of payment or the currency in which any debt security is payable,

           o impair the right to enforce any payment after the stated maturity or redemption date,

           o if subordinated debt securities, modify the subordination provisions in a materially adverse manner to the holders,

           o if convertible debt securities, adversely affect the right to convert any debt security, or

           o change the provisions in the indenture that relate to modifying or amending the indenture.

SATISFACTION AND DISCHARGE; DEFEASANCE

           We may be discharged from our obligations on the debt securities of any series if we deposit with the trustee enough cash to pay all the principal, interest and any premium due to the stated maturity date or redemption date of such debt securities.

           The indenture contains a provision that permits us to elect:

            o to be discharged from all of our obligations, subject to limited exceptions, with respect to any series of debt securities then outstanding, and/or

            o to be released from our obligations under the following covenants and from the consequences of an event of default resulting from a breach of these covenants:

                (1) the limitations on sale and leaseback transactions,

                (2) the limitations on secured debt,

                (3) if subordinated debt securities, the subordination
                    provisions, and

                (4) covenants as to payment of taxes and maintenance of
                    properties.

           To make either of the above elections, we will be required to deposit in trust with the trustee enough money to pay in full the principal, interest and premium on the debt securities. This amount may be made in cash and/or U.S. government obligations. As a condition to either of the above elections, we will be required to deliver to the trustee an opinion of counsel that the holders of the debt securities will not recognize income, gain or loss for federal income tax purposes as a result of the action.

           If any of the above events occurs, the holders of the debt securities of the series will not be entitled to the benefits of the indenture, except for the rights of holders to receive payments on debt securities or the registration of transfer and exchange of debt securities and replacement of lost, stolen or mutilated debt securities.

NOTICES

           Notices to holders will be given by mail to the addresses of the holders in the security register.

GOVERNING LAW

           The indenture and the debt securities will be governed by, and construed under, the law of the State of New York.

REGARDING THE TRUSTEE

           The indenture will limit the right of the trustee, should it become a creditor of Axys, to obtain payment of claims or secure its claims.

           The trustee will be permitted to engage in certain other transactions. However, if the trustee, acquires any conflicting interest, and there is a default under the debt securities of any series for which they are trustee, the trustee will be required to eliminate the conflict or resign.

DELAWARE GENERAL CORPORATION LAW SECTION 203

           We are a Delaware corporation subject to Section 203 of the Delaware General Corporation Law, an anti-takeover law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a "business combination" transaction with an "interested stockholder" for a period of three years after the date the person became an interested stockholder, unless (with certain exceptions) the business combination or the transaction in which the person became an interested stockholder is approved in a prescribed manner, as described below.

           The Section 203 restrictions do not apply if:

           (1) the business combination or transaction is approved by our Board of Directors before the date the interested stockholder obtained such status,

           (2) upon consummation of the transaction which resulted in the stockholder obtaining such status, the stockholder owned at least 85% of the shares of stock entitled to vote generally in the election of directors (the "voting stock") that are outstanding at the time the transaction commenced. The 85% calculation does not include those shares

                o owned by directors who are also officers of the target
                  corporation, or

                o held by employee stock plans which do not permit employees to decide confidentially whether to accept a tender or exchange offer, or

           (3) if on or after the date the interested stockholder obtained such status, the business combination is approved by our Board of Directors and at a stockholder meeting by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

           Generally, a "business combination" includes a merger, asset sale, or other transaction resulting in a financial benefit to the interested stockholder. Generally, an "interested stockholder" is a person who, together with affiliates and associates, owns, or within three years prior to the determination of interested stockholder status, did own, 15% or more of a corporation's voting stock. Section 203 may prohibit or delay mergers or other takeover or change in control attempts with respect to Axys. As a result,
Section 203 may discourage attempts to acquire us even though such transaction may offer our stockholders the opportunity to sell their stock at a price above the prevailing market price.

           Notwithstanding anything contained herein the contrary, the prospectus supplement with respect to any debt securities of any series may contain terms and conditions different from or in addition to those terms and conditions set forth above.

                            DESCRIPTION OF WARRANTS

    We may also issue warrants to purchase shares of our common stock in connection with the issuance of our debt securities. A prospectus supplement will describe the terms of any warrants that we propose to issue.


The description of the warrants to purchase our common stock will include:

       -      the offering price, if any:
       - the number of shares of our common stock purchasable upon exercise of one stock warrant and the initial price at which the shares may be purchased upon exercise;
       - the dates on which the right to exercise the stock warrants begin and expire;
       -      U.S. federal income tax consequences;
       -      call provisions, if any;
       - the currencies in which the offering price and the exercise price are payable; and
       -      if applicable, the antidilution provisions of the stock warrants.


                           DESCRIPTION OF COMMON STOCK

           Set forth below is certain information concerning our common stock and a brief summary of the material provisions of our Bylaws.

GENERAL

           Our authorized capital stock is:

           50,000,000 shares of common stock, par value $.001 per share; and

           10,000,000 shares of preferred stock, par value $.001 per share, of which 500,000 shares are designated as Series A Junior Participating Preferred Stock.

           As of June 27, 2000, 35,281,749 shares of common stock were issued and outstanding, no shares of Series A Junior Participating Preferred Stock were issued and outstanding, 3,447,326 shares of common stock were reserved for issuance upon the exercise of outstanding options and 557,127 shares of common stock were reserved for issuance upon the exercise of outstanding warrants.

           Our shares of common stock currently outstanding are traded on the Nasdaq National Market under the symbol "AXPH." All shares of common stock issued upon any conversion or exchange of any debt securities of any series or any warrants will, when issued in accordance with the terms of the applicable agreement be duly authorized, fully paid and nonassessable.

COMMON STOCK

           Each holder of common stock is entitled to one vote for each share owned of record on all matters submitted to a vote of stockholders. Subject to the preferential rights of any outstanding series of preferred stock and to any restrictions on the payment of dividends imposed under the terms of our indebtedness, the holders of common stock are entitled to receive such dividends as may be declared from time to time by our board of directors out of funds legally available therefor. We may not declare or pay dividends or distribution on any share of our common stock, unless immediately after we declare a dividend or distribution on the common stock, we declare a dividend or distribution on the Series A Junior Participating Preferred Stock. Holders of common are entitled, after payment of all prior claims, to receive pro rata all of our assets upon a liquidation of the Company. Holders of common stock have no preemptive rights.

                                 USE OF PROCEEDS

    We cannot guarantee that we will receive any proceeds in connection with this offering.

    We intend to use the net proceeds of this offering, if any, together with other available funds, for operating costs, capital expenditures and working capital needs and other general corporate purposes. We have not identified precisely the amounts we plan to spend on each of these areas or the timing of such expenditures. Proceeds of this offering may also be used to acquire companies or products that complement our business, although we are not planning or negotiating any such transactions as of the date of this prospectus. The amounts actually expended for each purpose may vary significantly depending upon numerous factors, including the amount and timing of the proceeds from this offering and progress with our research and development programs. In addition, expenditures will also depend upon the establishment of collaborative arrangements with other companies, the availability of other financing and other factors.

    We anticipate that we will be required to raise substantial additional capital to continue to fund our research and the development of our product candidates. Additional capital may be raised through additional public or private financing, as well as collaborative relationships, borrowings and other available sources.

                               PLAN OF DISTRIBUTION

    We may sell the debt securities and warrants being offered pursuant to this prospectus:

         o  directly to purchasers;

         o  to or through underwriters;

         o  through dealers, agents or institutional investors; or

         o  through a combination of such methods.

    The prospectus supplement for the securities we sell will describe the offering of such securities, including:

         o  the name or names of any underwriters, agents or dealers;

         o  the purchase price and the proceeds to us from such offering;

         o any underwriting discounts and other items constituting underwriters' compensation;

         o any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers; and

         o whether the securities will trade on any securities exchange or the Nasdaq National Market.

    In addition, a prospectus supplement will disclose, if applicable, the conditions under which we may pay interest in shares of our common stock.

UNDERWRITERS

    If any underwriters are utilized in the sale of our debt securities and warrants in respect of which this Prospectus is delivered, we will enter into an underwriting agreement with such underwriters and the terms of the transaction will be set forth in the applicable Prospectus Supplement, which will be used by the underwriters to resell the securities in respect of which this Prospectus is delivered to the public. The underwriters will acquire such securities for their own account and may resell the securities from time to time, in one or more transactions, at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. If underwriters are used in the sale of our securities, prior to the commencement of the distribution of those underwritten securities (i) copies of all proposed underwriting documents will be sent to the NASD for review and (ii) the maximum compensation to be paid to the underwriters in connection with the offering of those securities will be approved by the NASD. Underwriters may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from the purchasers of these debt securities and warrants for whom they act as agent. Underwriters may also sell these securities and warrants to or through dealers. These dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

    The debt securities and warrants may also be offered and sold, if so indicated in any Prospectus Supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more firms ("remarketing firms"), acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreement, if any, with us and its compensation will be described in the applicable Prospectus Supplement. Remarketing firms may be deemed to be underwriters in connection with the debt securities and warrants remarketed thereby.

    If so indicated in any Prospectus Supplement, we will authorize agents and underwriters or dealers to solicit offers by certain purchasers to purchase our securities from us at the public offering price set forth in the Prospectus Supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject to only those conditions set forth in the applicable Prospectus Supplement, and such Prospectus Supplement will set forth the commission payable for solicitation of such offers.

AGENTS

    Offers to purchase our securities may be solicited by agents designated by us from time to time. Any such agent, who may be deemed to be an underwriter as that term is defined in the Securities Act, involved in the offer or sale of our securities in respect of which this Prospectus is delivered will be named, and any commissions payable by us to such agent set forth, in the Prospectus Supplement. Unless otherwise indicated in the applicable Prospectus Supplement, any such agent will be acting on a best efforts basis for the period of its appointment. We may also sell our securities to an agent as principal.

DEALERS

    If a dealer is utilized in the sale of our securities in respect of which this Prospectus is delivered, we will sell such securities to the dealer, as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale.

DIRECT SALES

    We may sell any of our securities directly to purchasers. In the event we sell directly to purchasers, we will not engage underwriters or agents in the offer and sale of such securities.

INDEMNIFICATION

    Underwriters, agents, dealers, and remarketing firms may be entitled under agreements which may be entered into with us to indemnification by us against certain liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.


                                  LEGAL MATTERS

     The legality of the securities offered hereby is being passed upon by Latham & Watkins, New York, New York. Alan C. Mendelson, a partner at Latham & Watkins, is a director of Axys and also owns 18,329 shares of Axys' common stock and has options to purchase an additional 35,000 shares of Axys' common stock.

                                     EXPERTS

        Ernst & Young LLP, independent auditors, have audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 1999, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.

                                     PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

    The following table sets forth the costs and expenses in connection with the sale and distribution of the securities being registered, other than underwriting discounts and commissions. All of the amounts shown are estimates except the Securities and Exchange Commission registration fees and Nasdaq filing fee.



SEC Registration Fee........................................    $  9,275
                                                                --------
Accounting fees and expenses................................      30,000
                                                                --------
Legal fees and expenses.....................................     150,000
                                                                --------
Trustee fees and expenses...................................       5,000
                                                                --------
Miscellaneous expenses......................................      10,000
                                                                --------
               Total                                             204,275
                                                                ========

* To be provided by amendment.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    Section 145 of the Delaware General Corporation Law permits a corporation to include in its charter documents and in agreements with its directors and officers provisions expanding the scope of indemnification beyond that specifically provided by the Delaware law. The Registrant's Bylaws provide that the Registrant shall indemnify to the full extent authorized by law each of its directors and officers against expenses (including attorney fees), judgments, fines, settlements and other amounts actually and reasonable incurred in connection with any proceeding arising by reason of the fact that such person is or was an agent of the Registrant or any predecessor of the Registrant or serves or served any other enterprise as a director or officer at the request of the Registrant or a predecessor of the Registrant. The Registrant's Bylaws also provide that the Registrant may similarly indemnify each of its employees or agents. The Registrant has entered into indemnification agreements with each of our directors and officers that provide for indemnification greater than that provided in the Bylaws.

    The Registrant maintains insurance on behalf of any person who is a director or officer against any loss arising from any claim asserted against him or her and incurred by him or her in any such capacity, subject to certain exclusions. At present, there is no pending litigation or proceeding involving a director or officer of the Registrant as to which indemnification is being sought nor is the Registrant aware of any threatened litigation that may result in claims for indemnification by any officer or director.

    See also the undertakings set out in response to Item 17 herein.

ITEM 16. EXHIBITS.

    The following exhibits are filed with this Registration Statement:



EXHIBIT
NUMBER           DESCRIPTION OF EXHIBIT

 1.1             Proposed form of Purchase Agreement
 4.1             Form of Indenture
 4.2             Form of Debt Security (included in Exhibit 4.1)
 4.3             Form of Stock Warrant
 5.1             Opinion of Latham & Watkins
12.1             Statement re: Computation of Ratios
23.1             Consent of Ernst & Young LLP, independent auditors.
23.2             Consent of Latham & Watkins (included in Exhibit 5.1).
24.1             Power of Attorney (previously filed on April 28, 2000 with
                 Registrant's initial Registration Statement on Form S-3).
25.1 Statement of Eligibility and Qualification on Form T-1 of trustee to act as trustee under indenture

ITEM 17. UNDERTAKINGS.

        The undersigned registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement

               (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

        (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. The undersigned Registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by
Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

D. Insofar as indemnification for liabilities arising under the securities Act may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

E. The undersigned Registrant hereby undertakes that:

        (1) For the purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of the registration statement as of the time it was declared effective.

        (2) For the purposes of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        F. The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of South San Francisco, State of California on July 10, 2000.


                                         AXYS PHARMACEUTICALS, INC.

                                         By:    /s/  *
                                            ------------------------------------
                                                John P. Walker
                                                Chief Executive Officer and
                                                Chairman of the Board



                     SIGNATURE                                  TITLE                          DATE
---------------------------------------------------  --------------------------------  -------------------
                                                     Chief Executive Officer,
                                                     Chairman of the Board,               July 10, 2000
/s/ *                                                Director (Principal
------------------------------------                 Executive Officer and
John P. Walker                                       Principal Financial Officer)


                                                     Director of Financial
                                                     Planning and Analysis &              July 10, 2000
/s/ *                                                Controller (Principal
------------------------------------                 Accounting Officer)
Mark B. Lucky


/s/ *                                                Director                             July 10, 2000
------------------------------------
Ann M. Arvin, MD.

/s/ *                                                Director                             July 10, 2000
------------------------------------
Vaughn M. Kailian

/s/ *                                                Director                             July 10, 2000
------------------------------------
Donald Kennedy, Ph.D.

/s/ *                                                Director                             July 10, 2000
------------------------------------
Irwin Lerner

/s/ *                                                Director                             July 10, 2000
------------------------------------
Alan C. Mendelson

/s/ *                                                Director                             July 10, 2000
------------------------------------
J. Leighton Read, M.D.


* /s/ William J-Newell
-------------------------
      William J-Newell
      Attorney-in-Fact

                                INDEX TO EXHIBITS



        EXHIBIT
        NUMBER               DESCRIPTION
        ------               -----------
        1.1                  Proposed Form of Purchase Agreement
        4.1                  Form of Indenture
        4.2                  Form of Debt Security (included in Exhibit 4.1)
        4.3                  Form of Stock Warrant
        5.1                  Opinion of Latham & Watkins
        12.1                 Statement re: Computation of Ratios
        23.1                 Consent of Ernst & Young LLP, independent auditors.
        23.2                 Consent of Latham & Watkins (included in Exhibit 5.1).
        24.1                 Power of Attorney (previously filed on April 28, 2000 with
                             Registrant's initial Registration Statement on Form S-3).
        25.1                 Statement of Eligibility and Qualification on Form T-1 of
                             trustee to act as trustee under indenture